EXHIBIT 99.5

                BANK OF AMADOR, A DIVISION OF AMERICAN RIVER BANK
                    SALARY CONTINUATION AGREEMENT (Restated)

         THIS SALARY CONTINUATION AGREEMENT (this "Agreement") is made and entered into this ____ day of __________, 2006, by and between Bank of Amador, a division of American River Bank with its main office in Jackson, California (the "Bank"), and Larry D. Standing, President and Chief Executive Officer of the Bank (the "Executive"). American River Bank is a California-chartered bank with its main office in Sacramento, California. This Agreement is a restatement of the Agreement entered into between Bank of Amador and later assumed by Bank of Amador, a division of American River Bank and the Executive on April 1, 2004 and is intended to be modified as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

         WHEREAS, the Bank is a division of American River Bank and American River Bank is a wholly-owned subsidiary of American River Bankshares, a California corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended, ("AMRB");

         WHEREAS, the Executive has contributed substantially to the success of the Bank, and the Bank desires that the Executive continue in its employ,

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets,

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)
(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned, and

         WHEREAS, the parties hereto intend that this Agreement shall be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which art hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings specified.

         1.1 "Accrual Balance" means the liability that should be accrued by the Bank under generally accepted accounting principles ("GAAP") for the Bank's obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate in based on the yield on a 20-year corporate bond rated Aa by Moody's, rounded to the nearest 3%. The initial discount rate is 6.00%. In its sole discretion, the Plan

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Administrator may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

         1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive, determined according to Article 4.

         1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

         1.4 "Change in Control" means, with respect to the Executive, the occurrence of a "Change in Control Event" described in Section 1.4.1 with respect to a corporation that is a "Service Recipient" as defined in Section
1.4.4. The term "Change in Control" as defined in this Section 1.4 is intended to comply with all relevant provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5) relating to changes in the ownership or effective control of a corporation and changes in the ownership of a substantial portion of the assets of a corporation.

         1.4.1 A "Change in Control Event" occurs on the date any of the following events occur:

                  (a) Any one person, or more than one person acting as a group ("Person"), acquires ownership of stock of a corporation that, together with stock previously held by such Person, raises the total ownership from less than 50 percent of the total fair market value or total voting power of such corporation to more than 50 percent of such value or power.

                  (b) Any Person acquires, during the 12-month period ending on the date of the most recent acquisition, ownership of 35 percent or more of the total voting power of the stock of a corporation, without regard to the stock owned by the Person before the commencement of the 12-month period.

                  (c) A majority of the members of a corporation's board of directors is replaced in a 12-month period by directors who were not endorsed by a majority of the board prior to the election or appointment of each director.

                  (d) Any Person acquires, during the 12-month period ending on the date of the most recent acquisition, assets from a corporation with a gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of such corporation prior to such acquisition or acquisitions. Gross fair market value shall be determined without regard to any liabilities associated with the assets. However, this subsection
                           (d) shall not apply to the transfer of assets: (i) to an entity that is controlled by the shareholders of such corporation immediately after the transfer; (ii) to a shareholder of such corporation with respect to the shareholder's stock or in exchange for more stock; (iii) to an entity of which such corporation owns 50 percent or more of the total value or voting power immediately after the transaction; (iv) to a Person that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of such corporation immediately following the transaction; or (v) to an entity, at least 50 percent of the total value or voting power of which is owned immediately following the transaction, directly or indirectly, by a Person which owns directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of such corporation.

         1.4.2    If any Person controls a corporation under paragraph (a) or
(b) of Section 1.4.1, the acquisition of additional control by the same Person shall not cause a Change in Control.

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         1.4.3    Persons will be considered to be acting as a group in
accordance with the provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5)(vii)(C). For example, Persons will not be considered to be acting as a group solely because they purchase or own stock of a corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with a Service Recipient. Furthermore, if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in each corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the merged corporation.

         1.4.4    The term "Service Recipient" includes all of the following:
(i) the corporation for which the Executive performs services (relating to the compensation deferred under this Agreement) at the time of a Change in Control Event; (ii) any corporation liable to pay deferred compensation under this Agreement; (iii) any corporation which owns more than 50 percent of the total fair market value and total voting power of any corporation described in clause
(i) or (ii); and (iv) any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain ending in a corporation described in clause (i) or (ii).

         1.5 "Disability" shall have the meaning given such term in any policy of disability insurance maintained by the Bank for the benefit of employees including the Executive; provided that the Executive must, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months (i) be unable to engage in any substantial gainful activity or (ii) receive income replacement benefits for a period of at least three months under an accident and health plan covering other employees of the Bank.

         1.6      "Effective Date" means April 1, 2004.

         1.7 "Good Reason" shall have the same meaning specified in any employment or severance agreement existing on the date hereof or catered into after the date of this Agreement by the Executive and the Bank. If the term "Good Reason" is not defined in an employment agreement or severance agreement, it means:

                  (a) a material reduction in Executive's title or responsibilities,

                  (b) a reduction in base salary as in effect on the date of a Change in Control.

                  (c) relocation of the Bank's principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of the Bank's principal executive offices on the date of this Agreement,

                  (d) the failure by the Bank to continue to provide the Executive with compensation and benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank that would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control, or

                  (e) the failure of the Bank to obtain a satisfactory agreement from any successor or assign of the Bank to assume and agree to perform this Agreement, as contemplated in Section 7.5 hereof.

         1.8      "Normal Retirement Age" means age 65.

         1.9 "Normal Retirement Date" means the later of the Normal Retirement Age and Termination of Employment with the Bank.

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         1.10     "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

         1.11     "Plan Administrator" means the plan administrator described in
Article 8.

         1.12     "Plan Year" means the calendar year ending on December 31.

         1.13 "Termination for Cause" means the definition of termination for cause specified in any severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank. If the Executive is not a party to a severance or employment agreement containing a definition of termination for cause, Termination for Cause means the Bank has terminated the Executive's employment for any of the following reasons:

                  (a)      gross negligence or gross neglect of duties,

                  (b) fraud, disloyalty or willful violation of any law or significant Bank policy committed in the course of the Executive's employment and resulting in an adverse effect on the Bank. No act or failure to act on the Executive's part shall be considered "willful" unless the Executive acts without good faith, or without good faith fails to act, and the Executive's action or inaction is without a reasonable belief that his action or inaction is in the Bank's best interests.

         1.14 "Termination of Employment" means the Executive ceases to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred within 12 months before termination of employment.

                                    ARTICLE 2
                                LIFETIME BENEFITS

         2.1 Normal Retirement Benefit. Upon the Executive's Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

                  2.1.1    Amount of Benefit. The annual benefit under this
         Section 2.1 is $32,000.

                  2.1.2 Payment of Benefits. Beginning with the month after the Executive's Normal Retirement Date, the Bank shall pay the annual benefit under Section 2.1 of this Agreement to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 10 years.

         2.2 Disability Benefit. If the Executive terminates employment because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

                  2.2.1    Amount of Benefit. The annual benefit under this
         Section 2.2 is the Disability annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which termination of the Executive's employment occurs.

                  2.2.2 Payment of Benefit. Beginning with the month after the month in which Termination of Employment because of Disability occurs, the Bank shall pay the Disability annual benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 10 years.

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         2.3      Change-in-Control Benefit. If the Executive's employment with the Bank terminates involuntarily within 12 months after a Change in Control or if the Executive terminates employment voluntarily for Good Reason within 12 months after a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement. However, no benefits shall be payable under this Agreement if termination occurs under Article 5 of this Agreement.

                  2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the lesser of (a) the Normal Retirement Age Accrual Balance required by Section 2.1 and (b) the amount that is one dollar less than the maximum amount that may be paid to the Executive under this Agreement without causing the Executive's total change-in-control benefits, whether payable under this Agreement or otherwise, to exceed the Internal Revenue Code parachute payment limitations under sections 280G and 4999 of the Internal Revenue Code. The Executive understands and agrees that, under this Section 2.3, the Executive's change-in-control benefit may be reduced in part or in whole as necessary to avoid denial of the Bank's compensation deduction as a result of application of section 280G of the Internal Revenue Code. All determinations made by the Bank of the parachute payment limitations, the Executive's aggregate change-in-control benefits, and the amount owing to the Executive under this Section 2.3 shall be final and binding on the Executive.

                  2.3.2 Payment of Benefit: The Bank shall pay the Change-in-Control benefit under Section 2.3 of this Agreement to the Executive in a single lump sum no sooner than six (6) months and no later than nine (9) months days following the occurrence of any event described in Section 2.3.

         2.4 Petition for Payment of Normal Retirement Benefit or Disability Benefit. If the Executive is entitled to the Disability benefit provided by Section 2.2, or if the Executive is entitled to the normal retirement benefit provided by Section 2.1 and the Executive shall have reached the Normal Retirement Date, the Executive may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         2.5 Change-in-Control Payout of Normal Retirement Benefit or Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the entire salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2 or Section 2.2.2, the Bank shall pay the remaining salary continuation benefits to the Executive in a single lump sum within 30 days after the Change in Control, unless the Change in Control occurs within six (6) months of the Termination of Employment, in such case the Executive must wait until the expiration of six (6) months after Termination of Employment to receive such lump sum payment. The lump-sum payment due to the Executive as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid.

                                    ARTICLE 3
                                 DEATH BENEFITS

         After the Executive's death, whether before or after Termination of Employment, the Bank shall pay to the Executive's Beneficiary the benefit described in the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A instead of any other benefit payable under this Agreement, in accordance with the terms and conditions of the Endorsement Split Dollar Agreement.

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                                    ARTICLE 4
                                  BENEFICIARIES

         4.1 Beneficiary Designations. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

         4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from firm to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive's death.

         4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

         4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

         4.5 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Bank may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for the benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement and this Agreement shall terminate if Termination of Employment (a) is a result of Termination for Cause, or (b) occurs before Normal Retirement Age (excepting Termination of Employment because of Disability or within 12 months after a Change in Control). Likewise, the Bank shall not pay any benefits under the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A, and the Endorsement Split Dollar Agreement also shall terminate, if Termination of Employment (a) is a result of Termination for Cause, or (b) occurs before Normal Retirement Age (excepting Termination of Employment because of Disability or within 12 months after a Change in Control).

         5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within one year after the date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

         5.3 Removal. If the Executive is removed from office or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

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         5.4      Default. Notwithstanding any provision of this Agreement to the contrary, if the Bank is in "default" or "in danger of default," as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

         5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Federal Deposit Insurance Act section 13(c). 12 U.S.C. 1823(c). Rights of the parties that have already vested shall not be affected by such action, however.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

                  6.1.1 Initiation: Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

                  6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

                  6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant or writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           6.1.3.1  The specific reasons for the denial,

                           6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

                           6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                           6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                           6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

                  6.2.1 Initiation: Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

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                  6.2.2    Additional Submissions: Information Access. The
         claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

                  6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall act forth:

                           6.2.5.1  The specific reason for the denial,

                           6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

                           6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                           6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA section 502(a).

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Amendments and Termination. Subject to Section 7.13 of this Agreement (a) this Agreement may be amended solely by a written agreement signed by the Bank and by the Executive, and (b) except for termination occurring under
Article 5, this Agreement may be terminated solely by a written agreement signed by the Bank and by the Executive.

         7.2 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

         7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         7.4 Non-Transferability. Benefits under this Agreement cannot be mold, transferred, assigned, pledged, attached, or encumbered in any manner.

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         7.5      Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. The Bank's failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit specified in Section 2.4

         7.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         7.7 Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws of such state.

         7.8 Unfunded Arrangement. The Executive and the Executive's Beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

         7.9 Entire Agreement. This Agreement and the Endorsement Split Dollar Agreement attached hereto as Addendum A constitute the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by this Agreement other than those specifically set forth herein.

         7.10 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and to the full extent consistent with law each such other provision shall continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and to the full extent consistent with law the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect.

         7.11 Headings. The captions and headings of sections herein are included solely for convenience of reference and shall not affect the meaning of interpretation of any provision of this Agreement.

         7.12 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

         (a)      If to the Bank to: Board of Directors
                  Bank of Amador, a division of American River Bank,
                   c/o American River Bank
                  1545 River Park Drive, Suite 107
                  Sacramento, CA 95815

                  If to the Executive, to:
                  Larry D. Standing
                  P.O. Box 506
                  Jackson, California 95642
and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         7.13 Termination or Modification of Agreement Because of Changes in Law. Rules or Regulations. The Bank is entering into this Agreement on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly, subject to the written consent of the Executive, which shall not be unreasonably withheld. This Section 7.13 shall become null and void if a Change in Control occurs.

         7.14 Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Sacramento, California, unless otherwise agreed to by the parties.

         7.15 Attorneys' Fees and Costs. In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Any obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

                                    ARTICLE 8
                           ADMINISTRATION OF AGREEMENT

         8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the board or such committee or person(s) as the board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

         8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

         8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method described in Section 1.1.

         8.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

         8.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

         IN WITNESS WHEREOF, the Executive and a duly authorized Bank director have executed this Salary Continuation Agreement as of the date first written above.

THE EXECUTIVE:                               THE BANK:
                                             BANK OF AMADOR, A DIVISION OF
                                             AMERICAN RIVER BANK


----------------------------------           -----------------------------------
Larry D. Standing                            By:
                                             Charles D. Fite
                                             Chairman of the Board

                             BENEFICIARY DESIGNATION
                                 BANK OF AMADOR
                          SALARY CONTINUATION AGREEMENT

         I, Larry D. Standing, designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

         Primary:      Gareth Abel Standing

         Contingent:   Lawrence Dale Standing, II
                       Gareth Abel Standing, Trustees
                       UA DTD. Dec. 21, 1999 "The Standing 1999 Revocable Trust"

Note:    To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

         I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature:




Larry D. Standing

Date:     June 14, 2004
          --------------------------


Accepted by the Bank this 15 day of June, 2004.
                          --        ----



-----------------------------
By:
Charles D. Fite
Chairman of the Board

                                                 Schedule A
                                               Bank Of Amador
                                       Salary Continuation Agreement

                                     Participant Name: Larry Standing

                                                                                           Early              Disability
                                                                                        Termination            Benefit
         Plan Year      Executive's                       Early                        Annual Benefit        Payable/year
         Ending           Age at          Accrual       Termination        Vested        Payable @              After
Plan     December       Plan Year         Balance         Vesting          Accrual       Normal             Termination of
Year       31st            End            @ 6%(1)       Schedule (2)       Balance       Retirement         Employment(3)
----     --------       ---------         -------       ------------       -------       ----------         -------------
 1         2004             61             41,794              0%                0            0                 5,357
 2         2005             62            100,176              0%                0            0                 5,357
 3         2006             63            162,061              0%                0            0                12,840
 4         2007             64            227,660              0%                0            0                20,773
 5         2008 (4)         65            243,092             N/A          243,092          N/A                29,181
 6         2009             66            210,136             N/A          210,136          N/A                   N/A
 7         2010             67            189,709             N/A          189,709          N/A                   N/A
 8         2011             68            168,056             N/A          168,056          N/A                   N/A
 9         2012             69            145,105             N/A          145,105          N/A                   N/A
10         2013             70            120,776             N/A          120,776          N/A                   N/A
11         2014             71             94,988             N/A           94,988          N/A                   N/A
12         2015             72             67,652             N/A           67,652          N/A                   N/A
13         2016             73             38,676             N/A           38,676          N/A                   N/A
14         2017             74              7,962             N/A            7,962          N/A                   N/A
15         2018             75                  0             N/A                0          N/A                   N/A

NOTES:
         1     Accrual balance reflects payments at the beginning of each month after retirement.
         2     Participant is not vested till the normal retirement age.
         3     Disability benefit is calculated as an annual payment stream of the accrual balance that exists at the end of the year preceding the year in which Termination of Employment because of Disability occurs, using a standard discount rate (6.00%).
         4     The projected retirement occurs on 03/23/2008, with the first normal monthly retirement benefit commencing on 04/01/2008. The accrual balance at the end of 03/23/2008 will be $243,092.

                                   ADDENDUM A
                                 BANK OF AMADOR
                       ENDORSEMENT SPLIT DOLLAR AGREEMENT

         This ENDORSEMENT SPLIT DOLLAR AGREEMENT (this "Split Dollar Agreement") is entered into as of this 1st day of April, 2004, by and between Bank of Amador, a California-chartered bank with its main office in Jackson, California (the "Bank") and Larry D. Standing, President and Chief Executive Officer of the Bank (the "Executive").

         To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Bank will pay life insurance premium from its general assets.

                                    ARTICLE 1
                               GENERAL DEFINITIONS

         Capitalized terms not otherwise defined in this Split Dollar Agreement are used herein as defined in the Salary Continuation Agreement of even date herewith. The following terms shall have the meanings specified.

         1.1      "Administrator" means the administrator described in Article
8.

         1.2      "Executive's Interest" means the benefit set forth in Section
2.2.

         1.3      "Insured" means the Executive.

         1.4 "Insurer" means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

         1.5 "Net Death Proceeds" means the total death proceeds of the Policy minus the cash surrender value.

         1.6 "Policy" means the specific life insurance policy or policies issued by the Insurer(s).

         1.7 "Split Dollar Policy Endorsement" means the form required by the Administrator or the Insurer to indicate the Executive's interest, if any, in a Policy on such Executive's life.

                                    ARTICLE 2
                           POLICY OWNERSHIP INTERESTS

         2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Executive's Interest has been paid under Section 2.2 of this Split Dollar Agreement.

         2.2 Executive's Interest. The Executive shall have the right to designate the Beneficiary of death proceeds in an amount equal to the amount set forth in Exhibit A that corresponds to the age of the Insured at the time of the Insured's death, or one hundred percent (100%) of the Net Death Proceeds, whichever amount is less. The Executive shall also have the right to elect and change settlement options specified in the Policy that may be permitted.

         2.3 Option to Purchase. The Bank shall not sell, surrender or transfer ownership of the Policy while this Split Dollar Agreement is in effect without first giving the Executive or the Executive's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value (as determined by the Insurer). The right of first refusal to purchase the Policy must be exercised within 60 days from the date the Bank gives written notice of the Bank's intention to sell, surrender or transfer ownership of the Policy. This provision shall not impair the right of the Bank to terminate this Split Dollar Agreement.

         2.4 Comparable Coverage. Upon execution of this Agreement, the Bank shall maintain the Policy in full force and effect, and the Bank shall not amend, terminate or otherwise abrogate the Executive's interest in the Policy unless the Bank (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and (b) executes a new Split Dollar Agreement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    ARTICLE 3
                                    PREMIUMS

         3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Bank shall impute income to the Executive in an amount equal to (a) the current term rate for the Executive's age, multiplied by (b) the net death benefit payable to the Executive's Beneficiary under this Split Dollar Agreement. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 4
                                   ASSIGNMENT

         The Executive may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity or trust. If the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Split Dollar Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy or in this Split Dollar Agreement.

                                    ARTICLE 5
                                     INSURER

         The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.

                                    ARTICLE 6
                                CLAIMS PROCEDURE

         6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under this Split Dollar Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

                  6.1.1 Initiation: Written Claim. The claimant initiates a claim by submitting to the Bank a Written claim for the benefits.

                  6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

                  6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           6.1.3.1  The specific reasons for the denial,

                           6.1.3.2 A reference to the specific provisions of the agreement on which the denial is based,

                           6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                           6.1.3.4 An explanation of the agreement's review procedures and the time limits applicable to such procedures, and

                           6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

                  6.2.1 Initiation: Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

                  6.2.2 Additional Submissions. Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must act forth the social circumstances and the date by which the Bank expects to render its decision.

                  6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           6.2.5.1  The specific reason for the denial,

                           6.2.5.2 A reference to the specific provisions of the agreement on which the denial is based,

                           6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                           6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA section 502(a).

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Amendment. This Split Dollar Agreement may be amended solely by a writing signed by the Bank and by the Insured.

         7.2 Termination of Agreement. This Split Dollar Agreement shall terminate upon the occurrence of any one of the following:

                  (a) The Insured is discharged from employment as a result of a Termination for Cause, or

                  (b) Surrender, lapse, or other termination of the Policy by the Bank or

                  (c) Distribution of the death benefit proceeds in accordance with Section 2.2 above, or

                  (d) Termination of Employment of the Insured before the Normal Retirement Age, unless Termination of Employment is the result of Disability or unless Termination of Employment occurs involuntarily within 12 months after a Change in Control or voluntarily but for Good Reason within 12 months after a Change in Control.

         7.3 Binding Effect. This Split Dollar Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrations and transferees, and any Policy beneficiary.

         7.4 No Guarantee of Employment. This Split Dollar Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         7.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Split Dollar Agreement in the same manner and to the same extent that the Bank would be required to perform this Split Dollar Agreement if no succession had occurred.

         7.6 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of California.

         7.7 Entire Agreement. This Split Dollar Agreement and the Salary Continuation Agreement constitute the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive by this Split Dollar Agreement other than those specifically set forth herein.

         7.8 Severability. If for any reason any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Split Dollar Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and the remainder of such provision, together with all other provisions of this Split Dollar Agreement, shall continue in full force and effect to the full extent consistent with law.

         7.9 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement.

         7.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid (a) to Bank of Amador at P.O. Box 908, 422 Sutter Street, Jackson, California 95642, Attention: Board of Directors, (b) to the Executive at Bank of Amador, P.O. Box 908, 422 Sutter Street, Jackson, California 95642, or (c) or to such other address as either party may designate by like notice.

                                    ARTICLE 8
                           ADMINISTRATION OF AGREEMENT

         8.1 Administrator Duties. This Split Dollar Agreement shall be administered by an Administrator, which shall consist of the board or such committee as the board shall appoint. The Executive may be a member of the Administrator. The Administrator shall also have the discretion and authority to
(a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Split Dollar Agreement and (b) decide or resolve any and all questions, including interpretations of this Split Dollar Agreement, as may arise in connection with this Split Dollar Agreement.

         8.2 Agents. In the administration of this Split Dollar Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

         8.3 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Split Dollar Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Split Dollar Agreement.

         8.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Split Dollar Agreement, except in the case of willful misconduct by the Administrator or any of its members.

         8.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Termination of Employment of the Executive and such other pertinent information as the Administrator may reasonably require.

         IN WITNESS WHEREOF, the Bank and the Executive have executed this Endorsement Split Dollar Agreement as of the date first written above.

THE EXECUTIVE:                                    THE BANK:
                                                  BANK OF AMADOR


/s/ LARRY D. STANDING                             By: /s/ GERRY NINNIS
--------------------------                            --------------------------
Larry D. Standing                                 Its: Vice Chairman

                                   ENDORSEMENT
                                 BANK OF AMADOR
                       ENDORSEMENT SPLIT DOLLAR AGREEMENT

Insured: Larry D. Standing                             Insurer:
Policy No.

         Pursuant to the terms of the Bank of Amador Endorsement Split Dollar Agreement dated as of April 1, 2004, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

         Gareth Abel Standing
         --------------------------------------------------------
         PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

         Lawrence Dale Standing, II
         Gareth Abel Standing, Trustees
         UA DTD Dec. 21, 1999 "The Standing 1999 Revocable Trust"
         ----------------------------------------------------------
         CONTIGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Jackson, California, this 14th day of June 2004.

INSURED:                                            OWNER:

                                                    Bank of Amador

/s/ LARRY D. STANDING                               By: /s/ GERRY NINNIS
---------------------------                             ------------------------
Larry D. Standing                                   Its: Vice Chairman

                                    EXHIBIT A

                                 BANK OF AMADOR
                       ENDORSEMENT SPLIT DOLLAR AGREEMENT

Larry Standing


                                 Age of Insured at the           Amount of Death
             End of Year             time of death                  Benefits
             -----------             -------------                  --------

                2004                      61                    $       243,092

                2005                      62                    $       243,092

                2006                      63                    $       243,092

                2007                      64                    $       243,092

                2008                      65                    $       243,092

                2009                      66                    $       210,136

                2010                      67                    $       189,709

                2011                      68                    $       168,036

                2012                      69                    $       145,105

                2013                      70                    $       120,776

                2014                      71                    $        94,988

                2015                      72                    $        67,652

                2016                      73                    $        38,676

                2017                      74                    $         7,962

                2018                      75                    $             0